SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) October 5, 1995


                   MRI Business Properties Fund, Ltd. II
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

             0-14177	                  94-2935565
   (Commission File Number)        (I.R.S. Employer Identification No.)

         5665 Northside Drive, N.W., Atlanta, Georgia            30328
          (Address of Principal Executive Offices)          (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                              N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.    Acquisition or Disposition of Assets

     On October 5, 1995, Registrant sold its Somerset Marriott Hotel located in Somerset, New Jersey to Equistar Somerset Company, LLC, an unaffiliated entity, for $24,950,000. After satisfying the existing mortgages and paying closing costs, net proceeds to Registrant were approximately $2,575,000. The sale resulted in a gain of approximately $1,000,000. In addition, after a final accounting is performed by the management company additional amounts may be payable to Registrant. Registrant intends to distribute the net proceeds from the sale to its partners pursuant to the terms of the Partnership Agreement during the first quarter of fiscal 1996.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(b)  Pro Forma Financial Information:

	 The required pro forma financial information will be provided in Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       MRI BUSINESS PROPERTIES FUND, LTD. II

                       By:  Montgomery Realty Company 84,
                            its General Partner

                            By:  Fox Realty Investors,
                                 its Managing Partner

                                 By:  NPI Equity Investments
                                      II, Inc.,
                                      its Managing partner

Date:  October 12, 1995               By:   /s/ Michael L. Ashner
                                           Michael L. Ashner,
                                           President